SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Filed by a party other than the registrant ☐

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☐	Preliminary proxy statement
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☒	Definitive proxy statement
☐	Definitive additional materials
☐	Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

CRYO-CELL International, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

June 30, 2004

To the Stockholders of CRYO-CELL International, Inc.:

Notice is hereby given that the Annual Meeting of the Stockholders of CRYO-CELL International, Inc. will be held on June 30, 2004, at 8:00 A.M. local time at the Courtyard Marriott, 4014 Tampa Road, Oldsmar, Florida 34677. The meeting is called for the following purposes:

1.	To elect a board of six directors.

2.	To ratify the appointment of Grant Thorton LLP as the independent certified public accountants of the Company and its subsidiaries for the year ending November 30, 2004.

3.	To consider and take action upon such other matters as may properly come before the meeting or any other adjournment or adjournments thereof.

The close of business on May 24, 2004 has been fixed as the record date for the determination of Stockholders entitled to notice of, and to vote at, the meeting.

We encourage you to read this proxy statement and vote your shares. All Stockholders are cordially invited to attend the meeting, but you do not need to attend the annual meeting to vote. PLEASE NOTE THAT IF YOU ARE NOT ABLE TO ATTEND THE MEETING PLEASE RETURN THE ENCLOSED PROXY CARD.

By Order of the Board of Directors

Mercedes Walton

Chairman and Interim Chief Executive Officer

Dated: June 1, 2004

CRYO-CELL INTERNATIONAL, INC.

PROXY STATEMENT

This Proxy Statement is furnished to the stockholders of CRYO-CELL International, Inc. (the “Company”) in connection with the 2004 Annual Meeting of Stockholders (the “Annual Meeting”) and any adjournment thereof. The Annual Meeting will be held at the Courtyard Marriott, 4014 Tampa Road, Oldsmar, Florida 34677 on June 30, 2004 at 8:00 A.M. local time.

The Annual Meeting is being held for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and the Notice of Annual Meeting are being provided to stockholders beginning on or about June 1, 2004. The Company, a Delaware corporation, has its principal executive offices at 3165 McMullen Booth Road, Building B, Clearwater, Florida 33761.

Solicitation of Proxies

The Company is soliciting proxies. The cost of distributing the Proxy Statement and Annual Meeting Notice will be borne by the Company. Brokerage houses and nominees will be requested to supply lists of or forward the information material to the beneficial owners. The Company, upon request, will reimburse such brokerage houses and nominees for their reasonable expenses in forwarding information materials to their beneficial owners. Shares of common stock, represented by a properly executed proxy, will be voted as indicated on the proxy and if no proxy or designation is made a vote by management will be for the proposal. The form of proxy accompanying this Proxy Statement and the persons named therein as proxies have been approved by the Board of Directors.

Stockholders Entitled to Vote

Holders of shares of the Common Stock of the Company of record at the close of business on May 24, 2004 are entitled to notice of and to vote at the Annual Meeting and at any and all adjournments or postponements of the meeting. Each share entitles its holder to one vote. The holders of one-third of the shares entitled to vote at the meeting must be present in person or represented by proxy in order to constitute a quorum for all matters to come before the meeting. On the record date there were 11,355,379 shares outstanding.

Vote Required

Other than the election of directors, which requires a plurality of the votes cast, each matter to be submitted to the stockholders requires the affirmative vote of a majority of the votes cast at the meeting. For purposes of determining the number of votes cast with respect to a particular matter, votes cast “For”, “Against” or “Abstain” are included. Abstentions are counted as votes cast against any matter and will be counted for purposes of determining whether a quorum is present at the meeting.

If your shares are held in the name of a bank, broker or other holder of record (that is, “street name”), you will receive instructions from the holder of record that you must follow in order for your shares to be voted. Shares held by brokers who do not have discretionary authority to vote on a particular matter and who have not received voting instructions from their customers (broker non-votes) are not counted or deemed to be present or represented for purposes of determining whether stockholders have approved that matter, but are counted as present for purposes of determining the existence of a quorum at the annual meeting.

Proxy Revocability

Any proxy given pursuant to this solicitation is revocable at any time prior to the voting at the meeting by (1) delivering written notice to the Secretary of the Company, (2) submitting a subsequently dated proxy, or (3) attending the Meeting, withdrawing the proxy, and voting in person.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Board of Directors currently consists of six board seats, of which all six positions are currently filled. These six directors are nominated for re-election at the Annual Meeting. If elected, each of the six directors will hold office until the next Annual Meeting of Stockholders and until his/her successor is elected and qualified, or as otherwise provided by the Company’s Bylaws or by Delaware law.

It is intended that the shares represented by the enclosed proxy will be voted for the election of these six nominees (unless such authority is withheld by a stockholder) as described herein. In the event that any of the nominees should become unable or unwilling to serve as a director (which is not anticipated), it is intended that the proxy will be voted for the election of such person or persons, if any, who shall be designated by the Board of Directors or for the balance of the nominees, in which case the size of the Board would be reduced accordingly. The Board has no reason to believe that any of the nominees will be unwilling or unable to serve if elected.

The name, age, principal occupation and other information concerning each current nominee for election as a Director and Executive Officers are set forth below:

Mercedes Walton, 50, Chairman of the Board.    Ms. Walton has served as a director of the Company since October 2000, as Chairman since June 2002 and as Interim Chief Executive Officer since April 10, 2003. She has been CEO of Ralston Hill Consulting LLC, a business development and strategic technology consulting practice, since March 2000. The firm specializes in the design and deployment of technology commercialization strategies. During the period from January 2001 to September 2001, Ms. Walton was employed as the President and Chief Operating Officer of Applied Digital Solutions, Inc., a provider of e-business solutions. Ms. Walton was employed by AT&T from 1976 to 2000. She served as AT&T’s Vice President-Corporate Strategy and Business Development from January 1999 to March 2000, and as its Business Development Vice President-Corporate Strategy from March 1996 to December 1998. Ms. Walton’s educational achievements include a Bachelor of Arts degree from Smith College, and Masters degrees from both Harvard University and Massachusetts Institute of Technology. Ms. Walton is on the Board of Directors of Norstan, Inc. (Nasdaq: NRRD) where she is Chairman of the Corporate Governance Committee.

Charles D. Nyberg, 73.    Mr. Nyberg has served as a director since October 2001. Mr. Nyberg is a real estate investor and is currently a partner in Red Rock Partners and Red Rock Sedona Partners, two land investment partnerships. He was an executive with the Hormel Foods Corporation for 31 years until he retired in December 1990. He served as a director of Hormel and as a member of the executive committee. He also served as a director and a member of the executive committee of the Jennie-O Foods Corporation, a wholly owned subsidiary of the Hormel Foods Corp. Mr. Nyberg also served as a member of The Hormel Foundation. Mr. Nyberg has a degree from The University of Minnesota Law School.

Gaby W. Goubran, 62.    Mr. Goubran has served as a director since June 2002. Mr. Goubran is currently Managing Director of International Business Developments, Ltd, an international consulting firm providing business development services to multinational companies in diverse industries. Mr. Goubran founded International Business Developments in 1983 and has been active in the company since that time. Mr. Goubran’s educational achievements include a Bachelor of Science degree from Alexandria University, Egypt and a Masters degree from Babson College.

Jagdish Sheth, Ph.D., 65.    Dr. Sheth has served as a director since October 2002. Dr. Sheth is currently the Charles H. Kellstadt Professor of Marketing at Emory University’s Goizueta Business School, where he founded the Center for Customer Relationship Management. Dr. Sheth has published twelve books and over two hundred articles in different areas of marketing and business strategy. Dr. Sheth is a frequent consultant to Fortune 500 companies, has held chairs at the University of Southern California and the University of Illinois, and served on the faculties of Columbia and MIT. Dr. Sheth also serves on the boards of directors of Norstan, Inc., Shasun Chemicals & Drugs Limited, Pac-West Telecomm, Inc. and Wipro Limited.

Anthony P. Finch, 53.    Mr. Finch has served as a director since March 2003. Mr. Finch is currently Chief Scientific Officer of the Irish National Blood Centre and National Tissue Typing Reference Laboratory. Mr. Finch is responsible for the direction, management, organization, integration and restructuring of the national laboratories and their ancillary services to comply with the highest pharmaceutical standards. He has over 25 years experience in cell separation and cryopreservation of cellular products with over 12 years experience in cord blood processing. In 1993, Mr. Finch pioneered the fractionation and isolation of cord blood stem cells for small volume cryogenic storage and has developed large scale processing in line with current Good Manufacturing Practice. He has established several cord blood stem cell banks in the United States, Europe and Asia. Among numerous professional affiliations, Mr. Finch is a Fellow of both the Academy of Medical Laboratory Sciences and Institute of Biomedical Sciences, and is a member of the Cord Blood Stem Cell International Society.

Scott Christian, 49.    Mr. Christian has served as a director since April 2003. Mr. Christian has been President and Chief Executive Officer of Norstan, Inc. (Nasdaq: NRRD) since February 2004. Norstan is one of the largest independent communications solutions and services companies with revenues exceeding $200 million serving enterprise customers in North America. Previously, Mr. Christian was chief financial officer of Norstan, starting in 2001. Prior to joining Norstan, Mr. Christian served as senior vice president of Finance of Bloomington-based Ceridian Corp. from April 1999 to October 2000. From April 1991 to February 1999, he was employed by Automatic Data Processing in a variety of capacities, including chief financial officer for the Electronic Services Division from 1995 to 1999. Mr. Christian has 27 years of experience in Financial Management. Mr. Christian’s educational achievements include a Bachelor of Arts degree from the University of Dayton, and Master degrees from Pepperdine University. Mr. Christian serves as a member of the Board of Directors of Norstan.

The six director nominees receiving the greatest number of votes of the Common Stock represented at the meeting (in person or by proxy) will be elected directors assuming a quorum is present at the meeting. Unless proxy cards are otherwise marked, the persons named as proxies will vote all proxies received for the election of each nominee named above.

Recommendation of the Board

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF ALL THE ABOVE-NAMED NOMINEES AS DIRECTORS OF THE COMPANY.

Other Executive Officers

Gerald F. Maass, 50, Executive Vice President.    Mr. Maass joined the Company in 1998 from Critikon, a subsidiary of Johnson & Johnson, where his most recent position was International Director of Marketing for the Patient Monitoring business. Mr. Maass’ ten-year tenure with Johnson & Johnson included several marketing and business development roles; he also served on the Critikon management committee. Prior to Johnson & Johnson, Mr. Maass was with Baxter Healthcare and Control Data Corporation in marketing, sales management, business development and business management roles. Mr. Maass began his career with Mayo Clinic in Rochester, MN and has a degree in Medical Technology.

Jill Taymans, 34, Vice President, Finance.    Ms. Taymans joined the Company in April 1997 serving initially as Controller and was appointed Chief Financial Officer in May 1998. Ms. Taymans graduated from the University of Maryland in 1991 with a BS in Accounting. She has worked in the accounting industry for over eleven years in both the public and private sectors. Prior to joining the company she served for three years as Controller for a telecommunications company in Baltimore, Maryland.

E. Thomas Deutsch, III, 40, Vice President, Technology.    Mr. Deutsch joined the Company in May 1996 and is a software and process engineer, specializing in healthcare information systems. He graduated from the

University of North Carolina in Chapel Hill in 1986 with a B. S. degree in Mathematics. Prior to joining the Company in 1996, Mr. Deutsch worked for Shared Medical Systems in Malvern, PA, IBM in Atlanta, GA, and HBO and Company in Atlanta, GA. His responsibilities include developing, implementing and supporting the Company’s communications and information systems and the Company’s Internet plan.

Code of Ethics

The Company has adopted a code of ethics for its chief executive officer and all senior financial officers, including the chief financial officer and principal accounting officer, attached hereto as Exhibit A.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

The business and affairs of the Company are managed under the direction of the Board of Directors. The Board currently consists of six positions. Each director is elected to hold office for a period of one year or until his or her successors are elected.

The Board held six meetings in fiscal 2003, and each of the directors then in office attended at least 75% of the regularly scheduled meetings of the Board and the Committees of the Board of which the director was a member. The Committees established by the Board include the following:

Audit Committee

The current members of the Audit Committee are Mr. Christian (Chairman) and Mr. Finch. The Audit Committee is comprised entirely of non-employee, independent members of the Board of Directors and operates under a written charter adopted by the Board of Directors previously attached to the 2003 Proxy Statement. The Charter sets out the responsibilities, authority and specific duties of the Audit Committee. The Charter specifies, among other things, the structure and membership requirements of the Committee, as well as the relationship of the Audit Committee to the independent auditors and management of the Company. The Audit Committee assists the Board of Directors in fulfilling its responsibilities of ensuring that management is maintaining an adequate system of internal controls such that there is reasonable assurance that assets are safeguarded and that financial reports are properly prepared; that there is consistent application of generally accepted accounting principles; and that there is compliance with management’s policies and procedures. In performing these functions, the Audit Committee meets periodically with the independent auditors and management to review their work and confirm that they are properly discharging their respective responsibilities. In addition, the Audit Committee recommends the independent auditors for appointment by the Board of Directors. The Audit Committee met six times during the last fiscal year. The members of the audit committee are independent, as independence is defined in Rule 4200(a)(15) of the Nasdaq listing standards and Rule 10A-3 under the Securities Exchange Act of 1934.

Compensation Committee

The current members of the Compensation Committee are Mr. Sheth (Chairman) and Mr. Goubran. The primary function of the Compensation Committee is to review the compensation philosophy and policy, which determines management and executive compensation benefits. The Compensation Committee is also responsible for the administration of the Company’s stock option plans and is the approving authority for management recommendations with respect to option grants. During the last fiscal year there was one meeting of the Compensation Committee.

Governance Committee and Nominating Process

The current members of the Governance Committee are Mr. Goubran (Chairman) and Mr. Sheth. The primary focus of the Governance Committee is on the broad range of issues surrounding the composition and operation of the Company’s Board of Directors. The Committee provides assistance to the Board of Directors in the areas of membership selection, committee selection and rotation practices, evaluation of the overall effectiveness of the Board of Directors, and review and consideration of developments in corporate governance practices. The Committee’s goal is to assure that the composition, practices and operation of the Board of Directors contribute to value creation and effective representation of the Company’s stockholders.

The Governance Committee performs similar functions to a nominating committee for the Company as described above. The Company has not adopted a nominating committee charter. During the last fiscal year there was one meeting of the Governance Committee. The members of the Governance Committee are independent, as independence is defined in Rule 4200(a)(15) of the Nasdaq listing standards.

The Governance Committee will consider nominees for Board membership submitted by stockholders. Any stockholder recommendation should be submitted in writing to the Corporation in care of the Corporate Secretary at 3165 McMullen Booth Road, Building B, Clearwater, Florida 33761, along with the written consent of such nominee to serve as a director if so elected. Any such recommendation by a stockholder shall be referred to the Governance Committee, and the Governance Committee, in consultation with the Corporation’s Chief Executive Officer, will review the nomination in accordance with the Corporation’s certificate of incorporation, by-laws and applicable laws and regulations. The Governance Committee considers general business experience, industry experience, track record as a director of other companies, probable tenure if elected and other factors as relevant in evaluating Board nominees.

The Governance Committee’s process for reviewing nominees is as follows. When a Board vacancy occurs, or the Board otherwise determines that an individual should be recruited for possible nomination to the Board, the Governance Committee, in consultation with the Corporation’s Chief Executive Officer, will prepare a profile of a candidate expected to provide the most meaningful contribution to the Board as a whole. The Governance Committee (or a subcommittee designated by the Governance Committee) will normally consider all of the following: (a) the candidate’s skills, experience and other relevant biographical information, (b) the candidate’s general interest in serving a public corporation, (c) the candidate’s ability to attend Board and committee meetings and (d) any potential concerns regarding independence or conflicts of interest. Following the initial screening, if the Governance Committee approves a candidate for further review, the Governance Committee will establish an interview process for the candidate. It is expected that at least a majority of the members of the Governance Committee, along with the Corporation’s Chief Executive Officer, would interview each candidate. At the same time, the Governance Committee, assisted by the Corporation’s General Counsel, will conduct a comprehensive conflicts-of-interest assessment for the candidate. The Governance Committee will then consider reports of the interviews and the conflicts-of-interest assessment and determine whether to recommend the candidate to the full Board of Directors. A subcommittee of the Governance Committee, management representatives designated by the Governance Committee or a search firm selected by the Governance Committee may assist the process. Any nominee recommended by a stockholder would be subject to the same process.

According to the Company’s Bylaws, only persons nominated in accordance with the following procedures shall be eligible for election by stockholders as directors. Nominations of persons for election as directors at a meeting of stockholders called for the purpose of electing directors may be made (a) by or at the direction of the Board of Directors or (b) by any stockholder in the manner described below. For a nomination to be properly made by a stockholder, the stockholder must give written notice to the Secretary of the Company so as to be received at the principal executive offices of the Company not less than (i) with respect to an annual meeting of stockholders, 120 days in advance of the date of the Company’s proxy statement released to stockholders in connection with the previous year’s annual meeting of stockholders, except that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, such notice must be so received a reasonable time before the solicitation is made, and (ii) with respect to a special meeting of stockholders for the election of directors, the close of business on the seventh day following the date on which the notice of such meeting is first given to stockholders. Each such notice shall set forth (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board; and (e) the consent of each nominee to serve as a director of the Company if so elected. As the Company’s Bylaws contain provisions prescribing the method for nominating members to the Board of Directors, the Company has not adopted a nominating committee charter.

Directors’ Fees

Directors who are employees of the Company receive no compensation for their services as directors or as members of committees. Each director of the Company is eligible to receive awards of options or shares pursuant to the Company’s stock option plan. Currently, each director receives an award in the form of a stock option grant upon first becoming a member of the Board of Directors. The number of options granted is currently 20,000 shares per person. Non-employee directors are paid an attendance fee of $1,000 for each day of a Board or Board Committee meeting and are reimbursed the reasonable expenses incurred in attending the meeting. The fee for participation in a Board or Board Committee meeting held by telephone conference call and lasting at least one hour is $500.

In June 2002, the Board of Directors approved a compensation arrangement with Mercedes Walton for her service to the Company as Chairman of the Board, a position to which she was elected in June 2002. The arrangement provides for annual compensation to Ms. Walton of $150,000. At the time of becoming Chairman in June 2002, Ms. Walton was also granted options to purchase 100,000 shares of the Company’s common stock pursuant to the Company’s Stock Incentive Plan. The exercise price of the options is $2.15 and the options are fully vested and are exercisable for five years. In August 2003, Ms. Walton was granted options to purchase 300,000 shares of the Company’s common stock pursuant to the Company’s Stock Incentive Plan. The exercise price of the options is $.54 and the options were 50% vested on the date of grant and are 50% vested one-year from the date of grant. These options are exercisable for five years. In addition, Ms. Walton is entitled to a future option grant to purchase 25,000 shares of the Company’s common stock upon the Company’s obtaining each of the following benchmarks:

•	The date the Company becomes listed for trading on the Nasdaq National Market;

•	The date the Company’s stockholders equity reaches $50 million;

•	The date the Company’s annual net profits reach $10 million; and

•	The date the market price of the Company’s common stock reaches $10.00 per share.

To the extent the benchmarks are achieved by the Company and Ms. Walton is Chairman of the Company at the time, the exercise price of the options will be $6.00 per share or the closing price of the Company’s stock on the day the benchmark is achieved, whichever is lower. Each option grant will be exercisable for a term of five years.

Section 16(a) Beneficial Ownership Reporting Compliance

The Company believes that during the fiscal year 2003 all reports for the Company’s officers and directors that were required to be filed under Section 16 of the Securities and Exchange Act of 1934 were timely filed, except that one Form 4 was filed late by Mr. Sheth and one Form 4 was filed late by Mr. Finch.

INDEPENDENT AUDITOR MATTERS

Independent Auditors

The firm of Weinick, Sanders, Leventhal and Company, LLP (“Weinick Sanders”) served as the Company’s independent auditors for the year ended November 30, 2002.

On March 11, 2003, upon the recommendation and approval of its Board of Directors and its Audit Committee, the Company dismissed Weinick Sanders as the Company’s independent auditors. Weinick Sanders’ reports on the Company’s consolidated financial statements for each of the fiscal years ended November 30, 2002 and 2001 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended November 30, 2002 and 2001 and subsequently through the date of its dismissal, there were no disagreements with Weinick Sanders on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Weinick Sanders’ satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company’s consolidated financial statements for such years. The Company requested Weinick Sanders to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether Weinick Sanders agreed with certain statements. A copy of such letter has been filed with a Form 8-K/A filed with the Securities and Exchange Commission on March 17, 2003.

On March 11, 2003, the Company engaged Ernst & Young LLP (“E&Y”) to serve as the Company’s independent auditors. On May 13, 2003, E&Y resigned as the Company’s independent auditors. As a result of E&Y’s resignation prior to completing any audits or quarterly reviews, E&Y did not render any reports on the Company’s consolidated financial statements as of any date or for any period. From the date of E&Y’s engagement through the date of its resignation, there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to E&Y’s satisfaction, would have caused them to make reference to the subject matter in connection with any reports they may have rendered on the Company’s consolidated financial statements provided, however, that E&Y informed the Company that information had come to its attention that if further investigated may materially impact the fairness and reliability of previously issued financial statements and financial statements to be issued covering subsequent periods. Specifically, in connection with a review of the Company’s condensed consolidated financial statements for the three month period ended February 28, 2003, which E&Y commenced but was unable to complete prior to its resignation, E&Y raised questions to management and the Audit Committee with respect to the Company’s historical accounting treatment of stem cell storage fees and revenue sharing agreements (RSAs). First, E&Y questioned whether the Company’s recognition of revenue for annual storage fees received from customers at the time of receipt was in conformity with generally accepted accounting principles. E&Y expressed its belief that such annual storage fees should be accounted for by initially recording a deferred liability with revenue recognized ratably over the period covered by the annual storage fee. The Company concurred with E&Y with respect to the treatment of such storage fees and restated prior period financial statements with respect to this matter in Form 10-KSB/A filed on June 27, 2003. Second, with respect to the RSAs, E&Y questioned whether the Company’s historical accounting practice of immediately recognizing revenue at the time the RSA was entered into was in conformity with generally accepted accounting principles. Upon review and in consultation with staff of the Office of Chief Accountant of the Securities and Exchange Commission, the Company restated its prior period financial statements with respect to this matter in Form 10-KSB/A filed on June 27, 2003. Other than as set forth above, there were no “reportable events” as described in Item 304(a)(1)(v) of Regulation S-K during the period of E&Y’s engagement. The Company authorized E&Y to respond fully to any inquiries of the successor accountant, when appointed, concerning these matters. A copy of the letter from E&Y to the Securities and Exchange Commission dated May 20, 2003, stating whether or not it agrees with the above statements, was included with the Company’s report on Form 8-K filed on May 20, 2003.

On June 30, 2003, the Company retained Grant Thornton LLP (“Grant Thornton”) to serve as its independent auditors, effective for the year ending November 30, 2003.

Fees to Independent Auditors

During fiscal 2003, the Company retained Grant Thornton to provide services in the following categories and amounts:

Audit Fees

The Company estimates that the aggregate fees billed by its independent auditors for professional services rendered in connection with the audit of the Company’s annual financial statements set forth in the Company’s Annual Report on Form 10-KSB for the year ended November 30, 2003 were approximately $273,000.

Financial Information Systems Design and Implementation Fees

The Company incurred no fees from its independent auditors for the Company’s most recent fiscal year for professional services rendered in connection with operating, or supervising the operation of, the Company’s information system, managing the Company’s local area network or designing and implementing hardware and software systems.

All Other Fees

The Company estimates that the fees billed by its independent auditors for the Company’s most recent fiscal year for other services totaled approximately $27,000. These fees related to work performed with respect to management consulting services and tax services.

The Audit Committee has determined that the provision of the services described above under “Financial Information Systems Design and Implementation Fees” and “All Other Fees” by Grant Thornton was compatible with maintaining Grant Thornton’s independence.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee reports to and acts on behalf of the Board of Directors by providing oversight of the financial management, independent auditors and financial reporting procedures of the Company. The Company’s management is responsible for preparing the Company’s financial statements and the independent auditors are responsible for auditing those financial statements. The Audit Committee is responsible for overseeing the conduct of these activities by the Company’s management and the independent auditors.

In this context, the Committee has met and held discussions with management and the independent auditors. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors.

The Committee has discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees), as amended. In addition, the independent auditors provided to the Audit Committee the written disclosures required by Independence Standards Board Statement No. 1 (Independence Discussions with Audit Committees), and the Committee and the independent auditors have discussed the auditors independence from the Company and its management, including the matters in those written disclosures. The Committee has discussed with the Company’s independent auditors, with and without management present, their evaluation of the Company’s internal accounting controls and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions with management and the independent auditors referred above, the Audit Committee recommended to the Board of Directors and the Board approved, the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-KSB for the fiscal year ended November 30, 2003, for filing with the Securities and Exchange Commission. The Audit Committee also recommended to the Board of Directors, and the Board approved the selection of the Company’s independent auditors.

Scott Christian-Chairman

Anthony Finch

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Common Stock as of May 24, 2004 by (i) each person who is known by the Company to own beneficially more than five percent (5%) of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) all of the executive officers named in the Summary Compensation Table (the “Named Executive Officers”), and (iv) all directors, nominees and executive officers of the Company as a group. Except as otherwise indicated below, each of the individuals named in the table has sole voting and investment power with respect to their shares of Common Stock, except to the extent authority is shared by spouses under applicable law.

Name of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class (1)
Directors and Executive Officers:
Mercedes Walton	256,000	(2)	2.2%
Gaby Goubran	45,000	(2)	*
Charles Nyberg	180,000	(2)(3)	1.6%
Jagdish Sheth	40,000	(2)	*
Scott Christian	20,000	(2)	*
Anthony Finch	82,000	(2)	*
Gerald F. Maass	88,400	(2)	*
E. Thomas Deutsch, III	48,000	(2)(4)
John V. Hargiss	10,000	(5)	*

Other Beneficial Owners:
Richard Family Living Trust	704,000	(6)	6.4%

All Executive Officers and Directors as a Group ( 8 persons)	759,400	(2)	6.3%

* Less than one percent (1%).

Unless otherwise indicated, the address for the persons listed above is 3165 McMullen Booth Road, Building B, Clearwater, Florida 33761.

(1)	Pursuant to the rules of the Securities and Exchange Commission, the percentage of voting stock for each stockholder is calculated by dividing (i) the number of shares deemed to be beneficially held by such stockholders as of May 24, 2004 by (ii) the sum of (a) the number of shares of Common Stock outstanding as of May 24, 2004 plus (b) the number of shares issuable upon exercise of options (which are shares that are not voting until exercised) held by such stockholder which were exercisable as of May 24, 2004 or will become exercisable within 60 days after May 24, 2004.
(2)	Includes the following number of shares subject to options exercisable as of May 24, 2004 or will become exercisable within sixty (60) days after May 24, 2004:

Mercedes Walton	250,000 shares;
Gaby Goubran	45,000 shares;
Charles Nyberg	25,000 shares;
Jagdish Sheth	20,000 shares;
Scott Christian	20,000 shares;
Anthony Finch	45,000 shares;
Gerald F. Maass	74,400 shares;
E. Thomas Deutsch, III	22,000 shares;

All Executive Officers and Directors as a group	501,400 shares

(3)	Includes 100,000 shares subject to warrants exercisable as of May 24, 2004 issued to Red Rock Partners in which Mr. Nyberg is a partner.

(4)	Includes 14,000 shares held by Mr. Deutsch’s wife, Mary Alice Deutsch.
(5)	Based on ownership information as of April 2003. Mr. Hargiss resigned as the Company’s President and Chief Executive Officer on April 8, 2003.
(6)	Based on ownership information as of April 6, 2004. Represents 704,000 shares held by the Richard Living Trust, of which Daniel D. and Marie Richard are co-trustees and share voting and investment control of the shares. The Trustee’s contact information is as follows: c/o Daniel D. Richard, 6490 Ocean Boulevard, N., Ocean Ridge, Florida 33435.

Equity Compensation Plan Information as of November 30, 2003

Equity Compensation plans approved by stockholders	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
CRYO-CELL International Incentive Stock Option Plan (1)	11,000	$4.63	—
CRYO-CELL International 2000 Stock Incentive Plan (2)	1,219,400	$1.21	994,900

Equity Compensation plans not approved by stockholders
Other Plans (3)	77,500	$3.66	—
Total	1,307,900	$1.38	994,900

(1)	CRYO-CELL Incentive Stock Option Plan expired on April 1, 2000.
(2)	CRYO-CELL 2000 Stock Incentive Plan originally had 1,500,000 stock options to be issued and in June 2002 the stockholders approved an additional 750,000 shares.
(3)	From time to time the Company grants options pursuant to individual compensation arrangements in exchange for goods or services provided to the Company. These options are granted at fair market value on the date of grant and typically vest immediately and provide for an exercise period of three (3) years.

COMPENSATION OF EXECUTIVE OFFICERS

Set forth below is a Summary Compensation table relating to the compensation earned by the Chief Executive Officer and each of the persons who qualified as named executive officers under Item 402(a)(2) of Regulation S-B, for fiscal years ending November 30, 2003, 2002 and 2001.

	Annual Compensation					Long Term Compensation
Name and Principal Position	Year	Salary			Bonus	Restricted Stock Awards ($)			Securities Underlying Options
Mercedes Walton Chairman, Interim Chief Executive Officer	2003 2002 2001	$ $	150,000 87,500 —	(1) (1)	— — —		— — —		300,000 100,000 —

John Hargiss (2) Former President Chief Executive Officer	2003 2002 2001	$ $	82,308 146,436 —		— — —	$	— 43,700 —	(3)	— 50,000 —

Gerald F. Maass Executive Vice President	2003 2002 2001	$ $ $	135,453 129,031 127,693		$3,413 — —		— — —		50,000 5,000 3,000

E. Thomas Deutsch, III Vice President, Technology	2003 2002 2001	$ $ $	104,814 102,292 91,779		$10,147 — —		— — —		30,000 7,000 3,000

(1)	Represents Chairman of the Board fees paid to Ms. Walton. See “The Board of Directors and Its Committees—Directors’ Fees.” Ms. Walton does not receive annual compensation for her role as Interim Chief Executive Officer.
(2)	Represents compensation beginning February 11, 2002 for services as President and Chief Operating Officer and for Chief Executive Officer services commencing June 18, 2002, see “Employment Agreements”. Mr. Hargiss resigned as the Company’s President and Chief Executive Officer of the Company on April 8, 2003.
(3)	Based on ownership data as of April 2003, Mr. Hargiss held 10,000 shares of restricted stock of the Company as of November 30, 2003. The fair market value at that date was $8,900.

Option Grants in Last Fiscal Year

The following table sets forth information concerning stock options awarded to each of the named executive officers during fiscal year 2003.

Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year (4)	Exercise or Base Price ($ per share)	Expiration Date
Mercedes Walton (1)	300,000	30%	$.54	August 22, 2008
Gerald Maass (2)	50,000	5%	$.54	August 22, 2008
Gerald Maass (3)	41,400	4%	$3.00	March 4, 2008
E. Thomas Deutsch III (2)	30,000	3%	$.54	August 22, 2008
John Hargiss	—	—	—	—

(1)	Options granted are eligible for exercise per the following vesting schedule: 50% on date of grant and 50% on August 22, 2004.
(2)	Options granted are eligible for exercise per the following vesting schedule: 50% on date of grant, 25% on August 22, 2004 and 25% on August 22, 2005.
(3)	Options granted are eligible for exercise on the date of grant.
(4)	Based on a total of 998,400 shares subject to options granted to employees under CRYO-CELL’s option plan in fiscal year 2003.

Aggregated Option Exercises in Last Fiscal Year

The following table sets forth certain information regarding options to purchase shares of Common Stock held as of November 30, 2003 by each of the named Executive Officers.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options At Fiscal Year-End Exercisable/ Unexercisable (1)	Value of Unexercised In-the-Money Options At Fiscal Year-End Exercisable/Unexercisable (1) ($)
Mercedes Walton	0	0	400,000/150,000	$52,500/0
Gerald Maass	0	0	99,400/25,000	$8,750/0
E. Thomas Deutsch, III	0	0	37,000/15,000	$5,250/0
John Hargiss	0	0	0/0	—

(1)	The named executive officers hold options that are in the money based upon a closing price of $. 89 at November 30, 2003.

Employment Agreements

The Company does not have any current employment agreements.

CERTAIN TRANSACTIONS

On February 9, 1999, the Company’s revenue sharing agreement with two individual investors relating to the State of Arizona (the “Arizona Agreement”) was modified and replaced by a new revenue sharing agreement relating to the State of Florida (the “Florida Revenue Sharing Agreement”). Under the terms of the new agreement, the Company was to receive an aggregate one time up front payment of $1,000,000 from the individual investors. The individual investors received a credit from the Company of $450,000 toward the $1,000,000 payment as a result of payments previously made by the investors to the Company pursuant to the Arizona Agreement. The Florida Revenue Sharing Agreement entitles the investors to an ongoing fixed percentage of the net storage revenue earned by the Company from specimens originating within the State of Florida up to a maximum of 33,000 storage spaces. The Company is applying all of its payment obligations under the Florida revenue sharing agreement toward the $550,000 balance owed to the investors until such amount is paid in full. After the $550,000 payment is satisfied, payments under the Florida Revenue Sharing Agreement will be made to the investors. The Company applied $232,370 and $114,660 in fiscal years ending 2003 and 2002, respectively, toward the investors’ obligation to pay the $550,000 balance. One of the Florida revenue sharing agreement investors is Mr. Nyberg, who became a director of the Company in October 2001.

On May 31, 2001 the Company entered into a revenue sharing agreement with Red Rock Partners, a partnership (“Red Rock”) entitling Red Rock to an on-going fixed percentage of the net storage revenue earned by the Company from specimens originating within the State of Texas up to a maximum of 33,000 storage spaces (the “Texas Revenue Sharing Agreement”). Under the terms of the Texas Revenue Sharing Agreement Red Rock paid the Company an aggregate one time up-front payment of $750,000. The Texas Revenue Sharing Agreement entitles the investor to an ongoing fixed percentage of the net storage revenue earned by the Company from specimens originating within the State of Texas up to a maximum of 33,000 storage spaces. The Company made total payments to Red Rock of $82,058 and $52,308 for fiscal years 2003 and 2002, respectively. In May 2001, Red Rock also paid $200,000 to acquire five-year warrants to purchase 100,000 shares of the Company’s common stock at $6.00 per share, and paid $50,000 for 25,000 shares of Stem Cell Preservation Technologies, Inc. (majority owned subsidiary of the Company, “SCPT”) common stock at a price of $2.00 per share. One of the partners in Red Rock is Mr. Nyberg, who has been a director of the Company since October 2001.

In September 2001, the company sold 90% of the common stock of Safti-Cell, Inc., a then inactive subsidiary of the company, to Red Rock. The Company continues to own 10% of the common stock of Safti-Cell, Inc. The sale took place prior to the time that Mr. Nyberg became a member of the Company’s Board of Directors. The sale required that the partnership Red Rock invest capital in land, buildings, equipment and personnel sufficient to provide back-up dual cryogenic storage of umbilical cord stem cells for the Company. The completion of the Safti-Cell facility in October 2002 allowed the Company to offer a dual storage service to its customers, for which the customers pay additional fees to the Company. Under the Company’s agreement with Safti-Cell, the Company pays $10 for each specimen that is delivered to the Safti-Cell facility for secondary storage. The Company made total payments to Safti-Cell of $127,310 and $0 for fiscal years 2003 and 2002, respectively. The agreement is for a period of twenty (20) years, during which the Company will receive 2% of all of Safti-Cell’s net profits from secondary storage. Safti-Cell is expected to implement an expanded building and facilities program over the next 18 months, which will facilitate expanded dual cryogenic storage capacity for the Company.

In August 2003, SCPT received a $100,000 interest-bearing loan from Daniel D. Richard, a previous officer, director and current stockholder of SCPT to fund its operations. On November 20, 2003, the loan agreement was amended to allow additional loans to SCPT of $45,000. The note was due on September 5, 2004 with interest of 4% due upon payment. SCPT pledged 345,161 shares of the CRYO-CELL common stock held by SCPT as collateral for this note. On December 28, 2003, SCPT entered into an additional, separate loan agreement with Mr. Richard for an additional loan of $50,000. The loan was due on demand, no later than December 31, 2004 with interest of 5% due upon payment. SCPT pledged an additional 100,000 shares of the CRYO-CELL common stock held by SCPT as collateral for this note. These loans were repaid in full in April 2004, and the collateral was released.

Daniel D. Richard, former Chairman of the Board and Chief Executive Officer of the Company and SCPT is the father of Ronald B. Richard, a former member of the Board of Directors of the Company and the former Chief Executive Officer of the Company’s majority owned subsidiary SCPT. While Mr. Ronald Richard was Chief Executive Officer of SCPT he received $138,936 as compensation in fiscal 2002. Mr. Ronald Richard resigned as a director of the Company in December 2003 and as an officer and director of SCPT in February 2003.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT AUDITORS

The Board of Directors has appointed Grant Thornton LLP to perform the audit of the Company’s financial statements for the year ending November 30, 2004, subject to ratification by the Company’s stockholders at the Meeting. Grant Thornton LLP has been the Company’s auditor since June 30, 2003. Representatives of Grant Thornton will be available telephonically at the Annual Meeting of Stockholders to respond to questions and make a statement if they desire to do so.

If the selection of Grant Thornton LLP is not ratified at or prior to the next annual meeting of stockholders, such firm shall decline to act, or otherwise become incapable of acting, as the Company’s independent auditors and the Board of Directors will appoint other independent certified public accountants whose engagement for any period subsequent to the next annual meeting will be subject to stockholder approval at such meeting.

Recommendation of the Board

THE BOARD OF DIRECTORS RECOMMENDS THAT THE COMPANY STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE INDEPENDENT AUDITORS.

OTHER BUSINESS

Management does not know of any other business to be acted upon at the meeting, and, as far as is known to management, no matters are to be brought before the meeting except as specified in the notice of the meeting. However, if any other business properly should come before the meeting, it is intended that the proxies will vote on any such matters in accordance with the judgment of the persons voting such proxies.

2005 ANNUAL MEETING STOCKHOLDER PROPOSALS

Pursuant to the Company’s Bylaws, at an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors; (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors; (c) in the case of a nomination for director, properly brought in accordance with the procedures described below; or (d) otherwise properly brought before the meeting by a stockholder entitled to vote at such meeting. For business other than a nomination for director to be properly brought before an annual meeting by a stockholder, the stockholder must have given written notice to the Secretary of the Company so as to be received at the principal executive offices of the Company not less than 120 days in advance of the date of the Company’s proxy statement released to stockholders in connection with the previous year’s annual meeting of stockholders, except that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, such notice must be so received a reasonable time before the solicitation is made. Each such notice shall set forth as to each matter the stockholder proposes to bring before the annual meeting (v) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (w) the name and address of the stockholder proposing such business; (x) the class and number of shares of the Company which are beneficially owned by the stockholder; (y) any material interest of the stockholder in such business; and (z) such other information regarding such business as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the matter been proposed by the Board of Directors.

The Company anticipates that the date of the 2005 Annual Meeting will be changed by more than 30 days from the date of the 2004 Annual Meeting. The Company anticipates that the 2005 Annual Meeting will be held on or about May 12, 2005, and that the proxy statement for such meeting will be mailed on or about April 13, 2005. Under the requirements described above, proposals intended to be presented at the Company’s next Annual Meeting of Stockholders must be received at the Company’s executive offices a reasonable time prior to the mailing date of the proxy materials, and not later than December 15, 2004, for inclusion in the proxy statement related to that meeting.

Rule 14a-4 promulgated under the Securities and Exchange Act of 1934 governs the Company’s use of its discretionary proxy voting authority with respect to a stockholder proposal that the stockholder has not sought to include in the Company’s proxy statement. The Rule provides that if a proponent of a proposal fails to notify the Company at least 45 days prior to the month and day of mailing of the prior year’s proxy statement, management proxies will be allowed to use their discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter. Because the Company anticipates that the date of the 2005 Annual Meeting will be changed by more than 30 days from the date of the 2004 Annual Meeting, the notification with respect to the Company’s 2005 Annual Meeting of Stockholders must be received at the Company’s executive offices a reasonable time prior to the mailing date of the proxy materials, and not later than April 1, 2005. If the notice is not received by that time, management proxies will be allowed to use their discretionary authority as outlined above.

CRYO-CELL INTERNATIONAL, INC.

Clearwater, Florida

June 1, 2004

Exhibit A

CODE OF ETHICS FOR CEO AND SENIOR FINANCIAL OFFICERS

The Company has a Code of Business Conduct and Ethics applicable to all directors and employees of the Company. The CEO and all senior financial officers, including the CFO and principal accounting officer, are bound by the provisions set forth therein relating to ethical conduct, conflicts of interest and compliance with law. In addition to the Code of Business Conduct and Ethics, the CEO and senior financial officers are subject to the following additional specific policies:

1. The CEO and all senior financial officers are responsible for full, fair, accurate, timely and understandable disclosure in the periodic reports required to be filed by the Company with the SEC. Accordingly, it is the responsibility of the CEO and each senior financial officer promptly to bring to the attention of the CFO, the Controller, or the chair of the Audit Committee (the “Disclosure Committee”) any material information of which he or she may become aware that affects the disclosures made by the Company in its public filings or otherwise assist the Disclosure Committee in fulfilling its responsibilities to make full and accurate disclosure of all material matters in the Company’s public filings.

2. The CEO and each senior financial officer shall promptly bring to the attention of the Disclosure Committee and the Audit Committee any information he or she may have concerning (a) significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s financial reporting, disclosures or internal controls.

3. The CEO and each senior financial officer shall promptly bring to the attention of the CEO or the Audit Committee any information he or she may have concerning any violation of the Company’s Code of Business Conduct and Ethics, including any actual or apparent conflicts of interest between personal and professional relationships, involving any management or other employees who have a significant role in the Company’s financial reporting, disclosures or internal controls.

4. The CEO and each senior financial officer shall promptly bring to the attention of the CEO or the Audit Committee any information he or she may have concerning evidence of a material violation of the securities or other laws, rules or regulations applicable to the Company and the operation of its business, by the Company or any agent thereof, or of violation of the Code of Business Conduct and Ethics or of these additional procedures.

5. The Board of Directors shall determine, or designate appropriate persons to determine, appropriate actions to be taken in the event of violations of the Code of Business Conduct and Ethics or of these additional procedures by the CEO and the Company’s senior financial officers. Such actions shall be reasonably designed to deter wrongdoing and to promote accountability for adherence to the Code of Business Conduct and Ethics and to these additional procedures, and shall include written notices to the individual involved that the Board has determined that there has been a violation, censure by the Board, demotion or re-assignment of the individual involved, suspension with or without pay or benefits (as determined by the Board) and termination of the individual’s employment. In determining what action is appropriate in a particular case, the Board of Directors or such designee shall take into account all relevant information, including the nature and severity of the violation, whether the violation was a single occurrence or repeated occurrences, whether the violation appears to have been intentional or inadvertent, whether the individual in question had been advised prior to the violation as to the proper course of action and whether or not the individual in question had committed other violations in the past.

CRYO-CELL INTERNATIONAL, INC.

PROXY

ANNUAL MEETING OF STOCKHOLDERS—JUNE 30, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, having received the Notice of Annual Meeting and Proxy Statement dated June 1, 2004, revoking any proxy previously given, hereby appoint(s) Mercedes Walton and Jill Taymans as proxies (each with the power to act alone and with the power of substitution and revocation) to represent the undersigned and to vote, as designated below, all shares of common stock of CRYO-CELL International, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 a.m. eastern time on Wednesday, June 30, 2004, at 3165 McMullen Booth Road, Building B, Clearwater, Florida 33761, and at any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES FOR DIRECTOR AND IN THE DISCRETION OF THE NAMED PROXIES ON ALL OTHER MATTERS.

1. Election of directors:	01 Mercedes Walton	04 Jagdish Sheth
	02 Charles D. Nyberg	05 Anthony P. Finch
	03 Gaby W. Goubran	06 Scott Christian

☐	FOR all nominees,	☐	WITHHOLD AUTHORITY
	Listed above (except as		to vote for all nominees listed
	Specified below).		above.

INSTRUCTIONS: TO WITHHOLD AUTHORITY FOR ANY INDICATED NOMINEE, WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE SPACE PROVIDED:

2.	Proposal to ratify the appointment of Grant Thorton LLP as the independent certified public accountants of the Company and its subsidiaries for the year ending November 30, 2004.

☐	FOR	☐	AGAINST	☐	ABSTAIN

3.	Upon such other matters as may properly come before the meeting.

It is important that each stockholder complete, date, sign, and mail this Proxy as soon as possible. Your vote is important!

Dated and Signed                         , 2004.

Signature of Stockholder(s)	Signature of Stockholder(s)

PLEASE DATE AND SIGN name(s) exactly as shown on this proxy card. When joint tenants hold shares, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE DO NOT FORGET TO DATE THIS PROXY.